Contact: Lisa Fritzky (425) 951-1375

SONOSITE COMPLETES ACQUISITION OF VISUALSONICS

BOTHELL, WA-  June 30, 2010 – SonoSite, Inc. (NASDAQ: SONO), the world leader and specialist in bedside and point-of-care ultrasound, today announced that on June 30, 2010, it completed its acquisition of privately held VisualSonics, a Toronto-based company focused on ultra high-frequency micro-ultrasound technology, for $67.9 million net of cash and debt.

“This acquisition positions SonoSite for long-term growth in the pre-clinical and clinical point-of-care markets and enables the creation of potential breakthrough imaging products for both market spaces,” said Kevin M. Goodwin, SonoSite President and CEO. “With unmatched ultra high-frequency technology, which operates at five times the center frequency of a conventional ultrasound, VisualSonics’ micro-imaging technology has the potential to revolutionize clinical medicine and continue to transform pre-clinical research.”

“We are pleased to finalize this agreement with SonoSite,” said Anil Amlani, VisualSonics’ President and CEO. “SonoSite and VisualSonics share a passion for creating innovative products and driving new market opportunities.”

Under the terms of the agreement, VisualSonics will become a wholly-owned subsidiary of SonoSite, Inc. Shareholders of VisualSonics approved the acquisition.

About VisualSonics
VisualSonics is the technology leader in real-time ultra high-frequency micro-ultrasound that presently serves the rapidly growing pre-clinical research market. Founded in 1999 by Stuart Foster, Ph.D., at Sunnybrook Health Sciences Center, VisualSonics’ micro-ultrasound technology uses five times the center frequency range currently used in conventional ultrasound systems (40MHz versus 8MHz) and enables the visualization of superficial anatomy on small living animals with microscopic detail, discerning features as small as 40 microns (versus conventional ultrasound, which visualize 200 microns). VisualSonics’ technology has the potential to pave the way for a new era of extreme high resolution ultrasound imaging of superficial anatomy in clinical medicine.

About SonoSite, Inc.
SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound and industry leader in impedance cardiography equipment. Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 100 countries. SonoSite’s small, lightweight ultrasound systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to the expected closing of the acquisition of Visualsonics, the expected benefits of the acquisition of Visualsonics, including market acceptance of products incorporating Visualsonics technology and new market opportunities for Sonosite, the potential financial effects of the transaction and other statements regarding future results are "forward-looking statements" for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could cause actual results to differ from the forward-looking statements include: the risk that the acquisition of VisualSonics will not yield the expected potential benefits, including the risk that we are unsuccessful in incorporating Visualsonics technology into Sonosite ultrasound products or in achieving market acceptance of those products, the risk that the financial effects of the pending acquisition are different than anticipated as well as other factors contained in the Item 1A. "Risk Factors" section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated even.